Exhibit 10.2
FIRST AMENDMENT
TO
NON-EMPLOYEE DIRECTOR DEFERRED STOCK UNIT PROGRAM
August 6, 2007
WHEREAS, on May 18, 2006, Endocare, Inc. (the “Company”) adopted the Non-Employee Director Deferred Stock Unit Program (the “Program”); and
WHEREAS, Section 7.1 of the Program provides that the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) shall have the authority, in its sole discretion, to amend the Program at any time and for any reason it deems appropriate; and
WHEREAS, on August 6, 2007, the Compensation Committee duly approved the amendment set forth below;
NOW, THEREFORE, the Program is hereby amended as follows, effective August 6, 2007:
1. A new Section 3.5 is hereby added to the Program as follows:
     3.5 Maximum Number of Shares. The maximum number of shares of Common Stock issuable under this Program shall be 1,200,000 shares (adjusted to 400,000 shares upon effectuation of the planned one-for-three reverse stock split expected to occur on August 20, 2007). Such number automatically shall be adjusted proportionately in the event of any subsequent change in the outstanding shares of the Company’s Common Stock by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction. Shares of Common Stock issued under the Program may be authorized but unissued shares of Common Stock, issued shares held in or acquired for the Company’s treasury or shares reacquired by the Company upon purchase in the open market.
2. A new Section 7.3 is hereby added to the Program as follows:
     7.3 Term of Program. No additional Deferred Stock Units may be awarded under this Program after May 18, 2016. However, issuances of Common Stock may be made after May 18, 2016 pursuant to Article 4 of the Program with respect to Deferred Stock Units awarded on or before such date.
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IN WITNESS WHEREOF, the undersigned duly-authorized Secretary of the Company hereby executes this First Amendment to Non-Employee Deferred Stock Unit Program.

/s/ Clint B. Davis
Clint B. Davis
Secretary